UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2015

Bakken Resources, Inc.
(Exact name of registrant specified in charter)

Nevada	000-53632	26-2973652
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

1425 Birch Ave., Suite A, Helena, MT 59601
(Address of principal executive offices) (Zip Code)

(406) 442-9444
Issuer’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(b) On November 23, 2015, the Board of Directors (“Board”) of Bakken Resources, Inc. (the “Company” or “Bakken”) appointed Douglas L. Williams to the Board as an independent director, as well as the Company’s Chief Financial Officer (“CFO”), Dan Anderson.

Bakken’s CFO and now director notes, “We are fortunate to have Mr. Williams join the Board, and I am honored to serve with him. My experience as a Bakken officer will help ensure the Board makes fully informed decisions, particularly when decisions relate matters tied to the CFO function. In addition, Mr. Williams’ training as a certified public accountant with decades of experience involving accounting, compliance, corporate governance, and related matters will be instrumental to Board decisions and shareholder value.”

Mr. Williams is a Certified Public Accountant licensed in the State of Montana specializing in accounting, tax, internal controls, and regulatory compliance. Since graduating from University of Wyoming with a B.S. in accounting in 1985, Mr. Williams has overseen or performed such services for public companies, private companies, non-profits, and governments. Mr. Williams has owned and operated his own accounting practice in Helena, Montana since 2001. Before starting his own practice, he held related positions in Laramie, Wyoming. Mr. Williams was an administrative services director for the City of Laramie for six years, from 1994 to 2000. He was also a manager at Simonsen Mader Tschacher & Company, the second largest accounting firm in Wyoming, from 1991 to 1994. Before that, Mr. Williams was a senior staff accountant at McGladrey & Pullen from 1985 to 1991.

Mr. Anderson has served as the Company’s CFO since May 23, 2014. He graduated from the Montana College of Mineral Science and Technology in 1986 with a Bachelor of Science degree in Business Administration, Finance and Accounting. After graduation, Mr. Anderson served as the CFO of a health care company and was a partner in a consulting firm. Mr. Anderson has subsequently received a Master’s Degree in Business Administration, a graduate degree in banking, is a certified business adviser, and is a certified human resources specialist. Mr. Anderson has owned a number of small businesses in southwest Montana for more than 20 years.

Mr. Anderson’s election to the Board filled an existing vacancy. The Board expanded the number of seats from six to seven to create the available vacancy for Mr. Williams’ appointment to the Board.

There is no arrangement or understanding by either Mr. Williams or Mr. Anderson with any other person relating to their respective appointments as a director of the Company, and there are no transactions in which either Mr. Williams or Mr. Anderson have an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bakken Resources, Inc.

By:	/s/ Dan Anderson
Name: Dan Anderson
Title: Chief Financial Officer
Dated: November 25, 2015